Exhibit 21.1

List of Subsidiaries

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Awesomeness, LLC	California
Awesomeness Distribution, LLC	California
Awesomeness Music Publishing, LLC	California
AwesomenessTV, Inc.	Delaware
AwesomenessTV Holdings, LLC	Delaware
Awestruck, LLC	California
Big Frame, LLC	Delaware
Big Idea.com, LLC	Delaware
Big Idea Entertainment, LLC	Delaware
Boom Boom Ltd	UK
Boomerang Media Holdings II, LLC	Delaware
Boomerang Media Holdings III, LLC	Delaware
Bullwinkle Studios, LLC	Delaware
Carrington Productions International Ltd	UK
Central Moon Music, LLC	Delaware
Classic Feature Productions, LLC	Delaware
Classic Media, LLC	Delaware
Classic Media Holdings, LLC	Delaware
Classic Media Music, LLC	Delaware
Classic Media Pictures, LLC	Delaware
Classic Media Productions, LLC	Delaware
Classic Media UK Limited	UK
Dream Moon Child Multimedia Technology Management Consulting (Shanghai) Co. Ltd	China
DreamWorks, Inc.	Delaware
Dreamworks Animações Ltda.	Brazil
DreamWorks Animation Australia Pty Ltd	Australia
DreamWorks Animation L.L.C.	Delaware
DreamWorks Animation Home Entertainment, Inc.	Delaware
DreamWorks Animation Home Entertainment, L.L.C.	Delaware
DreamWorks Animation Hong Kong Limited	Hong Kong
DreamWorks Animation International Services, Inc.	Delaware
DreamWorks Animation Licensing, LLC	Delaware
DreamWorks Animation Live Stage Performances Limited	UK
DreamWorks Animation Live Theatrical Productions, L.L.C.	Delaware
DreamWorks Animation Mexico S. de R.L. de C.V.	Mexico
DreamWorks Animation Online, Inc.	Delaware
DreamWorks Animation Ontario Corporation	Canada
DreamWorks Animation Publishing, LLC	Delaware
DreamWorks Animation Publishing SPRL	Belgium
DreamWorks Animation Television, Inc.	Delaware
DreamWorks Animation Television Post-Production, Inc.	Delaware
DreamWorks Animation UK Limited	UK
DreamWorks Classic Productions Ltd	UK
DreamWorks Distribution Ltd	UK

DreamWorks MCN, LLC	Delaware
DreamWorks Post-Production L.L.C.	Delaware
DW Animation Ireland Limited	Ireland
DW Animation Studios India Private Limited	India
DWA Finance I L.L.C.	Delaware
DWA Glendale Properties, LLC	Delaware
DWA III Holdings, LLC	Delaware
DWA Kids, LLC	California
DWA Live Stage Development, LLC	Delaware
DWA International Investments, Inc.	Delaware
DWA International Television Properties, Inc.	Delaware
DWA Nova, LLC	Delaware
DWA Nova Holdings, Inc.	Delaware
Entertainment Rights US Holdings, LLC	Delaware
Fall, LLC	California
Fun Song Factory TV Ltd	UK
Genie Productions, LLC	California
Gold Key Home Video, LLC	Delaware
GOTJ Distribution, LLC	New York
GTCR/Boomerang Holdings/B Corp.	Delaware
Guess with Jess, Ltd	UK
Guidance, LLC	California
HUSD, LLC	California
Janoskians Film, LLC	California
Lassie Distribution, LLC	New York
Lavender Castle Ltd	UK
Link Licensing, Ltd	UK
Little Lotta Music, LLC	Delaware
Mahone Concert Film, LLC	California
MB Films, LLC	California
MDR, LLC	California
Moon Spin Films, Inc.	Delaware
Musical Tunes, Ltd.	UK
NSD, LLC	California
NTM, LLC	California
ORB, LLC	California
Pacific Data Images, Inc.	California
Pacific Data Images L.L.C.	Delaware
Pacific Productions LLC	Delaware
Postman Pat Distribution, Ltd	UK
Postman Pat Production, Ltd	UK
Shovel Buddies, LLC	California
Stuart Street, LLC	California
Stuart Street Animation, LLC	California
Stuart Street Kids, LLC	California
Project Drew, LLC	California
TAM3, LLC	California
Tell-Tale Productions, Ltd	UK
The Sleepy Kid Company, Ltd	UK
TSM, LLC	California

VDS, LLC	California
VeggieTales Tour, Inc.	Delaware
Wildness, LLC	California
Woodland Animation, Ltd.	UK